As filed with the Securities and Exchange Commission on December 23, 2004.

Registration no. 333-_______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1656308 (IRS Employer Identification No.)

6470 Sycamore Court North
Maple Grove, MN 55369
(763) 392-6200
(Address and telephone number of principal executive offices)

Scott F. Drill
President and Chief Executive Officer
Insignia Systems, Inc.
6470 Sycamore Court North
Maple Grove, MN 55369-6032
(763) 392-6200
(Name, address and telephone number of agent for service)

COPIES TO:
Charles C. Berquist, Esq.
Best & Flanagan LLP
225 South Sixth Street, Suite 4000
Minneapolis, MN 55402
(612) 339-7121

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock,
$0.01 par value	2,490,000 shares (1)	$1.5855 (2)	$3,947,895 (2)	$464.67

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share reported on the Nasdaq SmallCap Market on December 20, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT A SOLICITATION TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2004

PROSPECTUS

INSIGNIA SYSTEMS, INC.

2,490,000 SHARES OF
COMMON STOCK

The selling shareholders listed on page 7 of this Prospectus may from time to time dispose of up to 2,490,000 shares sold to them in a private placement completed on December 3, 2004.

The selling shareholders may dispose of the shares from time to time as described in the Plan of Distribution included in this Prospectus.

We will not receive any of the proceeds from the disposition of the shares. However, we will pay substantially all expenses incident to the registration of the shares.

Our common stock is listed on the Nasdaq SmallCap Market under the symbol “ISIG”. The reported last sale price of the common stock on December 20, 2004, was $1.60 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 23, 2004.

In this prospectus, “Insignia” “we,” “us,” and “our” refer to Insignia Systems, Inc., a Minnesota corporation.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

FORWARD-LOOKING STATEMENTS	3

RISK FACTORS	4

SELLING SHAREHOLDERS	7

PLAN OF DISTRIBUTION	8

USE OF PROCEEDS	9

DESCRIPTION OF CAPITAL STOCK	9

INDEMNIFICATION	10

LEGAL MATTERS	10

EXPERTS	10

WHERE YOU CAN FIND INFORMATION	10

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS THE MATERIAL INFORMATION CONTAINED IN THIS PROSPECTUS. IT IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

About Insignia

Insignia Systems, Inc., (the “Company”) markets in-store advertising products, programs and services to retailers and consumer packaged goods manufacturers. The Company has been in business since 1990. Since 1998, the Company has been focusing on providing in-store services through the Insignia Point-Of-Purchase Services (POPS) in-store advertising program.

Insignia’s POPSign™ is a national, account-specific, in-store, shelf-edge advertising program shown to deliver significant sales increases. Funded by consumer packaged goods manufacturers, the program allows manufacturers to deliver vital product information to consumers at the point-of-purchase. The brand information is combined with each retailer’s store-specific prices and is displayed on the retailer’s unique sign format. The combining of manufacturer and retailer information produces a complete “call to action” that gets consumers the information they want and need to make purchasing decisions, while building store and brand equity.

For retailers, Insignia’s POPSign program is a source of incremental revenue and is the first in-store advertising program that delivers a complete “call to action” on a product- and store-specific basis, with all participating retail stores updated weekly. For consumer goods manufacturers, Insignia’s POPSign program provides access to the optimum retail advertising site for their products – the retail shelf-edge. In addition, manufacturers benefit from significant sales increases, short lead times, micro-marketing capabilities, such as store-specific and multiple language options, and a wide variety of program features and enhancements that provide unique advertising advantages.

The Company’s Internet address is www.insigniasystems.com. The Company has made available on its Web site all of the reports it files with the Securities and Exchange Commission (“SEC”). Copies can also be obtained free of charge by requesting them from Insignia Systems, Inc., 6470 Sycamore Court North, Maple Grove, Minnesota 55369-6032; Attention: CFO; telephone 763-392-6200.

The Offering

The Offering relates to the disposition of up to 2,490,000 shares of common stock by a group of investors who purchased the shares from the Company in a private placement on December 3, 2004.

Common stock covered by this Prospectus	2,490,000 shares
Common stock outstanding as of December 20, 2004	14,973,625 shares
Nasdaq SmallCap Market Symbol	ISIG

Use Of Proceeds

We will not receive any proceeds from the disposition of the shares covered by this Prospectus by the selling shareholders.

Risk Factors

This offering involves certain investment risks. See “RISK FACTORS.”

FORWARD-LOOKING STATEMENTS

Certain statements incorporated by reference or made in this Prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to the safe harbor provisions of the Reform Act. Such forward-looking statements are contained principally in the section entitled “Risk Factors” and include our statements about:

•	our growth strategy;

•	our ability to develop business relationships with clients; and

•	other statements that are not historical facts.

When used in this Prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, including:

•	declines in annual financial results;

•	the continued impact of significant litigation on our business;

•	availability of financing;

•	collectibility of receivables;

•	changes in economic and business conditions;

•	unpredictability of government regulations;

•	ability to keep up with changing trends in our industry;

•	changes in business strategies; and

•	other factors discussed under "Risk Factors."

Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date of the document from which they are incorporated by reference. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO CAREFULLY REVIEW THE INFORMATION IN OUR FORM 10-K AND FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2003, FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004, FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004 AND FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

We Have Had Significant Losses In Recent Periods

We had a net loss of $4,252,000 for the year ended December 31, 2003, and a net loss of $5,014,000 for the nine months ended September 30, 2004. Although we had net earnings during the years ended December 31, 2002 and 2001 of $333,000 and $121,000, respectively, there can be no assurance we will be profitable in the future.

We Are Involved In Major Litigation

In October 2003, News America Marketing In-Store, Inc., a significant competitor and subsidiary of News Corporation, a multi-billion dollar company, brought suit against the Company in U.S. District Court in New York, New York. In this action, News America has alleged that the Company has engaged in deceptive acts and practices, has interfered with its existing business relationships with certain retailers and prospective economic advantage, and has engaged in unfair competition. The suit seeks unspecified damages and injunctive relief. The Company filed an amended Motion to Dismiss in July 2004 and is awaiting decision by the Court. Management believes the allegations are without merit and that the Company will prevail.

On September 23, 2004, the Company brought suit against News Corporation, LTD (News Corp.), News America, and Albertson’s Inc. in Federal District Court in Minneapolis, Minnesota, for violations of federal and state antitrust and false advertising laws. In this action, the Company has alleged that News Corp., through its wholly owned subsidiary, News America, has acquired and maintained monopoly power through various wrongful acts designed to harm the Company in the in-store advertising and promotion products and services market. The suit seeks injunctive relief sufficient to prevent further antitrust injury and an award of treble damages to be determined at trial for the harm caused to the Company. Defendants have filed motions to dismiss which will be heard in January 2005.

During the nine months ended September 30, 2004 the Company incurred legal fees of $2,154,000 related to these lawsuits and expects to continue to incur significant expenses until the litigation is concluded. Also, if we are required to pay a significant amount in settlement or damages, it will have a material adverse effect on our operations and financial condition. In addition, a negative outcome of this litigation could affect long-term competitive aspects of our business. Continuing litigation with a retailer could also have a negative impact on our business.

We Are Dependent On Our Contracts With Retailers And Our Ability To Renew Those Contracts When Their Terms Expire

A number of our contracts with retailers are coming up for renewal, including our contract with Safeway Inc. Some of our retailer contracts require us to guarantee minimum payments to our retailers. If we are unable to offer guarantees at the required levels in the new contracts, and the contracts are not renewed because of that or because of other reasons, it will have a material adverse effect on our operations and financial condition.

Our POPS business and results of operations could be adversely affected if the number of retailer partners decreases significantly or if the retailer partners fail to continue to provide good service including performing their duties in placing and maintaining POPSigns at the shelf in their stores and providing product movement data to us.

We May Need Additional External Financing In The Future Which May Not Be Available

The Company has implemented various initiatives to improve its operating performance through the reduction of cost of sales expenses, operating expenses and legal fees. Management believes it will be able to continue to fund operations through cash saved as a result of the implementation these initiatives, its financing agreement with Itasca Business Credit, Inc. and the proceeds of the private equity placement just completed. However, there can be no assurance that future external financing will not be needed or that the Company will be able to secure such financing if and when needed.

Our Results Of Operations May Be Subject To Significant Fluctuations Which May Result In A Decrease In Our Stock Price

Our quarterly and annual operating results have fluctuated in the past and may vary in the future due to a wide variety of factors including:

•	the loss of contracts with retailers;

•	the continued impact of significant litigation on our business;

•	the timing of seasonal events for customers or the loss of customers;

•	the timing of new retail stores being added;

•	the timing of additional selling, marketing and general and administrative expenses; and

•	competitive conditions in our industry.

Due to these factors, our quarterly net sales, expenses and results of operations could vary significantly in the future. You should take these factors into account when evaluating past periods and, because of the potential variability in our quarterly results, you should not rely upon results of past periods as an indication of our future performance. In addition, because our operating results may vary significantly from quarter to quarter, results may not meet the expectations of securities analysts and investors, and this could adversely affect the market price of our common stock.

We Have Significant Competitors

We face significant competition from other providers of at-shelf advertising or promotional signage. Some of these competitors have significantly greater financial resources that can be used to market their products. Should our competitors succeed in obtaining more of the at-shelf advertising business from our current customers, our revenues and related operations would be adversely affected.

Our Results Are Dependent On The Success Of Our Insignia Pops® Program Which Represents A Very Significant Part Of Our Business

Our company is largely dependent on our POPS program, which represented approximately 85% and 81% of total net sales for fiscal 2003 and 2002, respectively. We expect the POPS program to continue to represent a higher percentage in fiscal 2004 and future periods. Should brand manufacturers no longer perceive value in the POPS program, our business and results of operations would be adversely affected due to our heavy dependence on this program.

Our Results Are Dependent On The Level Of Spending By Branded Product Manufacturers For Advertising And Promotional Expenditures

Our company is largely dependent on the net sales from our POPSigns, which are purchased by branded product manufacturers. Changes in economic conditions could result in reductions in advertising and promotional expenditures by branded product manufacturers. Should these reductions occur, our revenues and related results of operations would be adversely affected.

Our Results Are Dependent On Our Manufacturer Partners Continuing To Achieve Sales Increases

Our product manufacturer customers use our POPS program to motivate consumers to buy their branded products. Use of our POPS program has historically resulted in sales increases for that particular product. If our POPS program does not continue to result in these product sales increases, our marketing success and sales levels could be adversely affected.

Our Business Could Be Significantly Disrupted If We Lose Members Of Our Management Team

We believe our future success depends to a significant degree upon the continued contributions of our executive officers and other key personnel, both individually and as a group. Our future performance will be dependent on our ability to retain them. The loss of the services of any of our executive officers, particularly Scott Drill, our Chief Executive Officer, or Gary Vars, our President of the Insignia POPS division, could prevent us from executing our business strategy which would adversely impact our financial results.

The Market For Our Stock Could Be Hurt By The Sale Of The Shares Offered In This Prospectus And Shares Covered By Other Warrants And Options

The selling shareholders may sell up to 2,490,000 shares offered by this prospectus in the public market from time to time. There is a limited market for our common stock, and the resale (or availability for resale) of the 2,490,000 shares covered by this prospectus, plus an additional 1,825,860 shares covered by other warrants and options currently outstanding, which in the aggregate represented approximately 15% of our outstanding common stock as of December 1, 2004, may depress the price of the stock. Selling a large number of our shares at one time may be difficult because smaller quantities of our shares are typically bought and sold and security analysts’ coverage and news media coverage is generally limited. These factors could result in lower prices and larger spreads between the bid and ask prices for our shares.

Our Stock Price Has Been And May Continue To Be Volatile

Between December 1, 2003 and December 1, 2004, our common stock has traded between $3.10 and $0.71 per share. The market price of our common stock may continue to be volatile and may be significantly affected by:

•	the loss or addition of contracts with major retailers;

•	the continued impact of significant litigation on our business;

•	actual or anticipated fluctuations in our operating results;

•	announcements of new services by us or our competitors;

•	developments with respect to conditions and trends in our industry or in the industries we serve;

•	general market conditions; and

•	other factors, many of which are beyond our control.

Fluctuations or decreases in the trading price of our common stock may adversely affect your ability to trade your shares.

SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of Insignia common stock by the selling shareholders as of December 1, 2004:

Selling Shareholder	Shares Owned Prior to Offering	Shares Offered (1)	Shares Owned After Offering (2)	Percent

Bristol Investment Fund, Ltd. (3)	500,000	500,000	0	*
Bear Stearns Securities Corp., Inc.
FBO J. Steven Emerson Roth IRA (4)	500,000	500,000	0	*
Potomac Capital Partners, LP (5)	478,600	289,100	189,500	1.3%
JMG Capital Partners, LP (6)	302,750	250,000	52,750	*
JMG Triton Offshore Fund, Ltd. (7)	302,750	250,000	52,750	*
Hammond Holdings, LLC (8)	609,915	200,000	409,915	2.7%
Potomac Capital International Ltd. (5)	231,700	184,100	47,600	*
Pleiades Investment Partners-R, L.P., (5)	309,400	176,800	132,600	*
Trustees of The Runnels Family Trust (9)	159,437	70,000	89,437	*
High Tide, LLC (9)	80,000	70,000	10,000	*

TOTAL	3,474,552	2,490,000	984,552	6.6%

_________________

  *   Less than 1%.

(1)	Represents the maximum number of shares that may be disposed of by each selling shareholder pursuant to this Prospectus.

(2)	Assumes the disposition of all shares offered hereby to unaffiliated third parties. No assurances can be given as to the number of shares that will ultimately be disposed of by the selling shareholders.

(3)	Paul Kessler has voting and dispositive control over the shares held by Bristol Investment Fund, Ltd. Mr. Kessler disclaims beneficial ownership of the shares held by Bristol Investment Fund., Ltd.

(4)	J. Steven Emerson has voting and dispositive control over the shares held by his IRA.

(5)	Paul J. Solit has voting and dispositive control over the shares held by Potomac Capital Partners, LP, Potomac Capital International, Ltd, and Pleiades Investment Partners-R, LP.

(6)	Jonathan M. Glaser has voting and dispositive control over the shares held by JMG Capital Partners, LP.

(7)	Jonathan M. Glaser and Roger Richter have voting and dispositive control over the shares held by JMG Triton Offshore Fund Ltd.

(8)	Jeffrey Sowada has voting and dispositive control over the shares held by Hammond Holdings, LLC. Shares owned prior to the offering include 280,627 shares owned by WBL Limited Partnership, 64,000 shares owned by Jeffrey Sowada IRA, and warrants to purchase 65,288 shares held by WBL Limited Partnership.

(9)	G. Tyler Runnels has voting and dispositive control over the shares held The Runnels Family Trust and shares held by High Tide, LLC. Mr. Runnels is affiliated with a broker-dealer firm.

PLAN OF DISTRIBUTION

The selling shareholders and their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of the Company on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-

dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it purchased the shares in the ordinary course of business and does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares covered by this Prospectus or interests therein by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.01 per share. As of December 20, 2004, there were 14,973,625 shares of common stock outstanding. No share of common stock is entitled to any preference over any other share. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting rights are able to elect all of the directors. Dividends may be paid to holders of common stock when, as and if declared by the Board of Directors out of funds legally available for payment of dividends. Upon liquidation, dissolution or winding up of the Company, after payment to creditors, the assets of the Company will be divided pro rata on a per-share basis among the holders of the common stock. The Bylaws of the Company require that only a majority of the issued and outstanding shares of common stock of the Company need be present to constitute a quorum and to transact business at a shareholders’ meeting. The holders of common stock are not entitled to any sinking fund, preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are fully paid and nonassessable.

Dividend Policy

The payment by the Company of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon the Company’s earnings, its capital requirements, its financial conditions, any restrictions under credit agreements and other relevant factors. The Company has never paid or declared any cash dividends and does not contemplate paying any dividends in the foreseeable future.

Transfer Agent

The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A.

INDEMNIFICATION

Minnesota law and our Articles of Incorporation eliminate or limit certain liabilities of our directors. Minnesota law and our Bylaws require us to indemnify our directors, officers and employees in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Insignia pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

Our outside general counsel, Best & Flanagan LLP of Minneapolis, Minnesota, has issued an opinion about the legality of the shares for the selling shareholders and us.

EXPERTS

The financial statements and schedules of Insignia incorporated by reference in this registration statement have been audited by Grant Thornton LLP and Ernst & Young LLP, independent registered public accounting firms, as set forth in their reports included therein, and are incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Act of 1934 until the selling shareholders dispose of all the shares. This Prospectus is part of a registration statement we filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 29, 2004, as amended by Form 10-K/A, filed July 15, 2004;

•	Current Report on Form 8-K, filed February 18, 2004;

•	Current Report on Form 8-K, filed April 27, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 12, 2004;

•	Current Report on Form 8-K, filed May 25, 2004;

•	Current Report on Form 8-K, filed July 21, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 4, 2004;

•	Current Report on Form 8-K, filed August 30, 2004;

•	Current Report on Form 8-K, filed September 22, 2004;

•	Current Report on Form 8-K, filed October 21, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 12, 2004;

•	Current Report on Form 8-K, filed December 2, 2004; and

•	Current Report on Form 8-K, filed December 7, 2004.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Insignia Systems, Inc.
Attention: Chief Financial Officer
6470 Sycamore Court North
Maple Grove, MN 55369-6032
(763) 392-6200

We have not authorized anyone to provide you with any information other than the information provided in this Prospectus or any supplement, or incorporated by reference in this Prospectus or any supplement, or included in the Form S-3 Registration Statement of which the Prospectus is a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following sets forth the estimated amounts of expenses, other than the transaction fee to the Company’s placement agent, to be incurred in connection with the offering described in this registration statement:

SEC registration fee	$ 465
Nasdaq listing fee	24,900
Accounting fees and expenses	15,000
Legal fees and expenses	75,000
Blue Sky fees and expenses	5,000
Transfer agent and registrar fees	4,000
Miscellaneous	2,135

Total	$126,500

_________________

*Except for the SEC registration fee and Nasdaq listing fee, all of the foregoing expenses have been estimated. The Registrant is paying all of the above fees and expenses.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including reasonable expenses, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Registrant’s Bylaws provide for indemnification of officers, directors, employees, and agents to the fullest extent provided by Section 302A.521. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our bylaws provide in general that we shall indemnify our officers and directors to the fullest extent permitted by law. Our bylaws authorize us to purchase and maintain insurance to insure our indemnification obligations, whether arising under the bylaws or otherwise. We may create a fund or otherwise to secure our indemnification obligations which arise under our bylaws, our articles of incorporation, by agreement, vote of shareholders or directors, or otherwise. We have purchased directors’ and officers’ liability insurance.

ITEM 16.   EXHIBITS

Exhibit No.

4.1	Purchase Agreement, dated December 1, 2004, by and among Insignia Systems, Inc. and the Investors (1)

4.2	Registration Rights Agreement dated December 1, 2004 by and among Insignia Systems, Inc. and Investors (1)

4.3	Escrow Agreement, dated December 1, 2004 by and among Insignia Systems, Inc. and Investors (1)

5.1	Opinion and Consent of Best & Flanagan LLP, counsel to the Company (filed herewith)

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.3	Consent of Best & Flanagan LLP (included in Exhibit 5.1)

24	Powers of Attorney (included on signature page)

(1)    Incorporated by reference from the Registrant’s Form 8-K filed December 2, 2004.

ITEM 17.   UNDERTAKINGS

The undersigned Registrant hereby undertakes, in accordance with Item 512 of Regulation S-K:

(a)(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(e)    To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maple Grove, Minnesota, on December 23, 2004.

INSIGNIA SYSTEMS, INC.

By:	/s/ Scott F. Drill

Scott F. Drill, President and Chief Executive Officer (principal executive officer)

By:	/s/ Justin W. Shireman

Justin W. Shireman, Controller (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 23, 2004 by the following persons in the capacities indicated. The persons signing as directors are all of the Registrant’s directors.

Each person whose signature appears below also constitutes and appoints Scott F. Drill his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Scott F. Drill	President and Chief Executive Officer (principal executive officer) and Director

Scott F. Drill

/s/ Justin W. Shireman	Controller (principal financial and accounting officer)

Justin W. Shireman

/s/ Gary L. Vars	President, POPS Division and Director

Gary L. Vars

/s/ Donald J. Kramer	Director

Donald J. Kramer

/s/ W. Robert Ramsdell	Director

W. Robert Ramsdell

/s/ Gordon F. Stofer	Director

Gordon F. Stofer

EXHIBIT INDEX

Exhibit No.

4.1	Purchase Agreement dated December 1, 2004 by and among Insignia Systems, Inc. and Investors (1)

4.2	Registration Rights Agreement dated December 1, 2004 by and among Insignia Systems, Inc. and Investors (1)

4.3	Escrow Agreement dated December 1, 2004 by and among Insignia Systems, Inc. and Investors (1)

5.1	Opinion and Consent of Best & Flanagan LLP, counsel to the Company (filed herewith)

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.3	Consent of Best & Flanagan LLP (included in Exhibit 5.1)

24	Powers of Attorney (included on signature page)

(1)	Incorporated by reference from the Registrant’s Form 8-K filed December 2, 2004.